4853-9059-9240 v.4 1 THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT This THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT (this “Amendment”) is made and entered into as of February 1, 2023 (the “Effective Date”), by and among INVESCO REIT OPERATING PARTNERSHIP LP, a Delaware limited partnership (“Borrower”), INVESCO REAL ESTATE INCOME TRUST INC., a Maryland corporation (“Parent”), and the Subsidiary Guarantors party hereto, as guarantors (“Guarantors” and together with Borrower and Parent, the “Loan Parties”), BANK OF AMERICA, N.A., as Administrative Agent (“Administrative Agent”) and Letter of Credit Issuer, and the lenders from time to time party hereto (the “Lenders”). RECITALS A. The Loan Parties, Administrative Agent and the Lenders have entered into that certain Revolving Credit Agreement dated as of January 22, 2021, as amended by that certain Waiver and First Amendment to Revolving Credit Agreement dated as of March 25, 2021, that certain LIBOR Transition Amendment dated as of January 21, 2022 and that certain Second Amendment to Revolving Credit Agreement dated as of January 21, 2022 (as the same may be further amended, modified, supplemented, or restated from time to time, the “Credit Agreement”). B. The Loan Parties have requested that Administrative Agent and the Lenders agree to certain amendments to the Credit Agreement. C. Administrative Agent and the Lenders are willing to amend the Credit Agreement by this Amendment to reflect such modifications and amendments, subject to the terms and conditions set forth herein. NOW, THEREFORE, in consideration of the mutual promises herein contained, and for other good and valuable consideration, the parties hereto agree as follows: 1. DEFINED TERMS. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement (as amended hereby) shall have the meaning assigned to such term in the Credit Agreement. 2. AMENDMENTS TO CREDIT AGREEMENT. Subject to Section 4 hereof, on and as of the Effective Date, the Credit Agreement is hereby amended as follows: a. Section 1.01 of the Credit Agreement is amended to amend and restate the following definitions to read in their entity as follows: “Indebtedness” means, for any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP: (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances and similar instruments (including bank guaranties, surety bonds, comfort letters, keep-well agreements and capital maintenance agreements) to the extent such instruments or agreements support financial, rather than performance, obligations; Exhibit 10.9

4853-9059-9240 v.4 2 (c) net obligations of such Person under any Swap Contract; (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business that are not past due for more than 90 days after the date on which such trade account payable was created); (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (f) capital leases and Synthetic Lease Obligations; (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; provided, however, that preferred Equity Interests shall not be included as Indebtedness unless such Equity Interests are required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date; and provided further that, the obligations of Parent Guarantor contemplated by Section 5.7 of that certain subscription agreement executed by Massachusetts Mutual Life Insurance Company and the Parent Guarantor dated August 12, 2020 (as the same may be amended, modified, supplemented or restated from time to time) shall not be included as Indebtedness hereunder unless and until the “Lock-Up Period” (as defined therein) has expired pursuant to the terms of such subscription agreement and in an amount not to exceed the quarterly amount contemplated under Section 5.7(d)(ii) of the Subscription Agreement at any time; and (h) all Guarantees (without duplication with respect to such Person) of such Person in respect of any of the foregoing. For all purposes hereof, (i) the Indebtedness of any Unconsolidated Affiliate of the Consolidated Group shall be deemed equal to the product of (x) Indebtedness of such Unconsolidated Affiliate multiplied by (y) the respective Unconsolidated Affiliate Interest of each member of the Consolidated Group in such Unconsolidated Affiliate and (ii) the Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. Notwithstanding the foregoing, Indebtedness shall not include (a) any liability under an Exchange Property Master Lease (including any guaranty thereof by Parent Guarantor or Borrower) that would otherwise constitute indebtedness for the purposes of GAAP, or (b) any Indebtedness associated with or attributed to an Exchange Property, other than the Consolidated Group’s pro rata share (corresponding to the pro rata share of the Exchange Beneficial Interests in the Exchange Property Owner or the tenant in common interests that are owned by the Consolidated Group) of such Indebtedness. “Subsidiary Guarantors” means, as of any date, (a) each Subsidiary of Borrower (i) that (A) is a Property Owner of an Unencumbered Property or (B) owns Equity Interests, directly or

4853-9059-9240 v.4 3 indirectly, in any Property Owner of an Unencumbered Property, and (ii) has executed this Credit Agreement or that have executed a Joinder Agreement pursuant to which such Subsidiaries become party hereto and Guarantors hereunder but excluding all Subsidiaries of Borrower that have been released from the Credit Facility Guaranty, (b) each Subsidiary of Borrower that is master leasing an Unencumbered Property from an Exchange Fee Titleholder, (c) each Exchange Depositor with respect to an Exchange Property that is an Unencumbered Property; and (d) any other Subsidiary of Borrower that directly or indirectly owns Equity Interests in any Subsidiary of Borrower that is master leasing an Unencumbered Property from an Exchange Fee Titleholder or in any Exchange Depositor; “Subsidiary Guarantor” means any one of the Subsidiary Guarantors. “Total Asset Value” means, at any time for the Consolidated Group, without duplication, the sum of the following: (a) the Appraised Value of all Properties owned by the Consolidated Group, any Exchange Property Owner or any Exchange Fee Titleholders, based on the most recent Periodic Valuation; provided that if a Property was acquired within the prior three-month period and a Periodic Valuation has not been received, then Total Asset Value attributable to such Property shall be the Approved Cost of such Property; plus (b) without duplication of the amounts included in clause (a) above with respect to Unconsolidated Affiliates, the Consolidated Group’s pro rata share of the foregoing items and components attributable to Equity Interests in Unconsolidated Affiliates or any Exchange Fee Titleholder; plus (c) all Unrestricted Cash owned directly or indirectly by any member of the Consolidated Group, any Exchange Property Owner or any Exchange Fee Titleholder; plus (d) the GAAP value of all other assets of the Consolidated Group already included in the calculation of Total Asset Value; plus (e) the amount of all Eligible Cash 1031 Proceeds; provided, if the FMV Option for any Exchange Property owned by an Exchange Property Owner has expired, then for purposes of calculating Total Asset Value for such Exchange Property, only the pro rata share of the Appraised Value for such Exchange Property (corresponding to the pro rata share of the Exchange Beneficial Interests in such Exchange Property Owner or the tenant in common interests that are still owned by the Consolidated Group) shall be counted; provided further that, after the Release Date, the calculation of Total Asset Value shall be adjusted to eliminate the portion of each of the following types of assets that exceeds the following limitations for such assets: (i) Unimproved land holdings in an aggregate amount of 10% of Total Asset Value; (ii) Publicly traded real estate debt and equity securities of 20% of Total Asset Value; (iii) Construction in progress and other development or redevelopment assets in an aggregate amount of 15% of Total Asset Value; (iv) Unconsolidated Affiliates in an aggregate amount of 15% of Total Asset Value; and (v) Aggregate investments in the items described in clauses (a) through (d) above in an aggregate amount of 40% of Total Asset Value. “Total Leverage Ratio” means, as of any date, the ratio of (a) Total Indebtedness as of such date plus the Master Lease Obligations as of such date to (b) Total Asset Value. “Unencumbered NOI” means, at any time for the Consolidated Group, the sum of the Net Operating Income of all Unencumbered Properties for, (a) in the case of any Unencumbered Property that is owned for at least four fiscal quarters, the Net Operating Income from such Unencumbered Property for the then most recently ended Calculation Period minus the Annual

4853-9059-9240 v.4 4 Capital Expenditure Adjustment with respect to such Unencumbered Property, plus (b) in the case of any Unencumbered Property that is owned for less than four fiscal quarters, but at least one full fiscal quarter, the Net Operating Income from such Unencumbered Property for the then most recently ended fiscal quarter multiplied by four minus the Annual Capital Expenditure Adjustment with respect to such Unencumbered Property plus (c) in the case of any Unencumbered Property that is owned for less than one full fiscal quarter, pro forma annualized Net Operating Income for such Unencumbered Property, as projected by Borrower and approved by Administrative Agent. For the avoidance of doubt, (i) the Net Operating Income of an Unencumbered Property that is sold within the fiscal quarter will be excluded in calculating Unencumbered NOI, and (ii) income from tenants in bankruptcy will be excluded in calculating Unencumbered NOI. For purposes of calculating Unencumbered NOI for (A) any Exchange Property that constitutes an Unencumbered Property, only the pro rata share of Unencumbered NOI (corresponding to the pro rata share of the Exchange Beneficial Interests in the Exchange Property Owner or the tenant in common interests that are still owned by the Consolidated Group) shall be counted and (B) any other Unencumbered Property that is owned by a Subsidiary that is not wholly owned directly or indirectly by Borrower, only the pro rata share of Unencumbered Property NOI (corresponding to the pro rata share of such Subsidiary that is owned by Borrower) shall be counted. “Unencumbered Properties Borrowing Base” means an amount equal to: (a) the lesser of: (i) the amount that would result in the Borrowing Base Leverage Ratio to be equal to or less than (A) 65%, if calculated prior to the first anniversary of the Closing Date and (B) 60% on and following the date that is the first anniversary of the Closing Date; provided that, at the time of determination, so long as the Subscription Agreement remains in full force and effect and the Release Date has not occurred, the percentage set forth in clause (i)(A) above shall be utilized to calculate the Borrowing Base Leverage Ratio through and including the Initial Maturity Date; and (ii) the amount that would result in the Unsecured Debt Yield to be equal to or less than (A) 8%, if calculated prior to the first anniversary of the Closing Date and (B) 9% on and following the date that is the first anniversary of the Closing Date; provided that, at the time of determination, so long as the Subscription Agreement remains in full force and effect and the Release Date has not occurred, the percentage set forth in clause (ii)(A) above shall be utilized to calculate the Unsecured Debt Yield through and including the Initial Maturity Date; minus (b) the aggregate amount of any Recourse Debt (to the extent permitted to be incurred hereunder); provided further that, if the Initial Maturity Date is extended as provided in Section 2.13 but the Release Date has not yet occurred, the Unencumbered Properties Borrowing Base after the Initial Maturity Date shall be calculated using the percentages set forth in clauses (a)(i)(B) and (a)(ii)(B) set forth above; provided further that, for purposes of determining (x) the amount of Unencumbered Asset Value used to calculate the Borrowing Base Leverage Ratio in clause (a)(i) of the definition of Unencumbered Properties Borrowing Base and (y) the amount of Unencumbered NOI used to calculate the Unsecured Debt Yield in clause (a)(ii) of the definition of Unencumbered Properties Borrowing Base, the amount attributable to Exchange Properties shall not exceed 15% in the aggregate; and

4853-9059-9240 v.4 5 provided further that, following the Release Date, for purposes of determining (x) the amount of Unencumbered Asset Value used to calculate the Borrowing Base Leverage Ratio in clause (a)(i) of the definition of Unencumbered Properties Borrowing Base and (y) the amount of Unencumbered NOI used to calculate the Unsecured Debt Yield in clause (a)(ii) of the definition of Unencumbered Properties Borrowing Base, the amount attributable to: (1) any individual Unencumbered Property shall not exceed 30%; (2) any single tenant shall not exceed 30% in the aggregate; (3) Unencumbered Properties in any single Metropolitan Statistical Area shall not exceed 30% in the aggregate; (4) Unencumbered Properties that are not wholly owned by a Loan Party shall not exceed 25% in the aggregate; and (5) Unencumbered Properties that are subject to Acceptable Ground Leases shall not exceed 25% in the aggregate. b. Section 1.01 of the Credit Agreement is amended to insert the following definitions in appropriate alphabetical order to read in their entity as follows: “Eligible Cash 1031 Proceeds” means the cash proceeds held by a “qualified intermediary” from the sale of a Property by Borrower or a Subsidiary, which cash proceeds are intended to be used by the qualified intermediary to acquire one or more “replacement properties” that are of “like-kind” to such Property in an exchange that qualifies as a tax-deferred exchange under Section 1031 of the Code and the Treasury Regulations promulgated thereunder (the “Regulations”), and no portion of which cash proceeds Borrower or any Subsidiary has the right to receive, pledge, borrow or otherwise obtain the benefits of until the earlier of (i) such time as provided under Regulation Section 1.1031(k)-1(g)(6) and the applicable “exchange agreement” or (ii) such exchange is terminated in accordance with the “exchange agreement” and the Regulations. Upon the cash proceeds no longer being held by the qualified intermediary pursuant to the Regulations or otherwise qualifying under the Regulations for like-kind exchange treatment, such proceeds shall cease being Eligible Cash 1031 Proceeds. Terms in quotations in this definition shall have the meanings ascribed to such terms in the Regulations. “Exchange Beneficial Interest” means a beneficial interest in a Delaware statutory trust that owns an Exchange Property. “Exchange Depositor” means each Subsidiary that is the depositor under a Delaware statutory trust that is part of the Exchange Program. “Exchange Fee Titleholder” means the entity which is the owner of a Property pursuant to an exchange that qualifies, qualified, or is intended to qualify, as a reverse exchange under Section 1031 of the Code, which Property is master leased to a Subsidiary of Borrower during the period before the exchange is either completed or fails. “Exchange Program” means the program whereby Affiliates of Borrower will cause (a)(i) the formation of a Delaware statutory trust which will receive contributions of Properties from Borrower or an Affiliate of Borrower or acquire Properties from third parties, in each case which Properties will become Exchange Properties upon addition to the Exchange Program, and (ii) the sale of beneficial ownership interests in such Delaware statutory trust to Exchange Property

4853-9059-9240 v.4 6 Investors or (b) the sale of tenant in common interests in Properties owned by Borrower or an Affiliate of Borrower to Exchange Property Investors, and in each case will master lease such Properties to an Affiliate of Borrower (which master leases may be guaranteed by Borrower or Parent Guarantor). “Exchange Property” means a Property owned directly or indirectly by a Delaware statutory trust or TIC Owners in connection with the Exchange Program; provided that any such Property shall constitute an Exchange Property only so long as it is master leased to an Affiliate of Borrower which master lease may be guaranteed by Borrower and/or Parent Guarantor. “Exchange Property Investor” means any owner of an Exchange Beneficial Interest or owners of tenant in common interests in Properties (“TIC Owners”). “Exchange Property Master Lease” means a master Lease pursuant to which an Exchange Property is master leased to an Affiliate of Borrower. “Exchange Property Owner” means the Delaware statutory trust or TIC Owners owning directly or indirectly an Exchange Property. “FMV Option” means, for each Exchange Property, the option, but not the obligation, of Borrower to, directly or indirectly, purchase such Exchange Property or the Exchange Beneficial Interests relating to such Exchange Property at fair market value at any time (a) beginning on the first to occur of (i) the last day of the 24th month following the final closing of the sale of Exchange Beneficial Interests or tenant in common interests, as applicable, and (ii) the last day of the 48th month following the date the Exchange Property Owner enters into the Exchange Property Master Lease (such earlier date is the “FMV Option Start Date”) and (b) expiring on the last day of the 12th month following the FMV Option Start Date. The consideration for any such purchase shall be the issuance of units in Borrower. “Master Lease Obligations” means, as of any date of determination, the sum of all remaining obligations of the Consolidated Group, determined on a consolidated basis, to pay rent under all Exchange Property Master Leases, which such obligations shall be determined with respect to each Exchange Property Master Lease (a) commencing on the date of the first sale of an Exchange Beneficial Interest in the applicable Exchange Property Owner to an Exchange Property Investor and (b) ending on (i) if the expiration of the FMV Option with respect to the Exchange Property that is the subject of such Exchange Property Master Lease is not yet known, the date that is five (5) years after the date of the commencement of the applicable Exchange Property Master Lease with respect to such Exchange Property, or (ii) if the expiration of the FMV Option with respect to the Exchange Property that is the subject of such Exchange Property Master Lease is known, the date of the expiration of the applicable FMV Option with respect to such Exchange Property. “TIC Owners” has the meaning specified in the definition of “Exchange Property Investor”. c. Section 5.02 of the Credit Agreement is hereby amended and restated in its entirety to read as follows: 5.02 Eligibility. In order for a Property to be eligible for inclusion in the Unencumbered Properties Borrowing Base, such Property shall satisfy the following: (a) such Property is located within the continental United States;

4853-9059-9240 v.4 7 (b) such Property is income producing (no real estate securities, mezzanine debt or preferred equity) and is an office, retail, industrial, self-storage, cold storage, data center or multi-family residential Property or other type of Property reasonably approved by Administrative Agent in consultation with Borrower; (c) such Property is Wholly-Owned in fee simple absolute (or ground leased pursuant to an Acceptable Ground Lease) by its Property Owner (or will be Wholly-Owned in connection with a Borrowing requested pursuant to Section 2.02 to acquire such Property), who shall be either (i) Borrower or (ii) a Guarantor that is either (A) a Wholly- Owned Subsidiary of Borrower or (B) a Subsidiary of Borrower in which Borrower owns, directly or indirectly, at least 90% of the issued and outstanding Equity Interests, free and clear of any Liens; and the direct and indirect Equity Interests of such Property Owner owned by any member of the Consolidated Group shall have been pledged to Administrative Agent for the benefit of the Secured Parties in accordance with Section 9.15(b)(ii); (d) if such Property is owned by a Subsidiary of Borrower, then such Subsidiary is Controlled (including Control over operating activities of such Subsidiary and the ability of such Subsidiary to Dispose of, grant Liens in, or otherwise encumber assets, incur, repay and prepay Indebtedness, provide Guarantees and make Restricted Payments, in each case without any requirement for the consent of any other Person) exclusively by Borrower and/or one or more Wholly-Owned Subsidiaries of Borrower; (e) such Property is not subject to any ground lease (where the owner of such Property is the ground lessor) (other than an Acceptable Ground Lease), any Lien, any Negative Pledge and/or other encumbrances or restrictions on the ability of the relevant Loan Party to Dispose of, pledge or otherwise encumber such Property or any income therefrom (other than Permitted Liens); (f) except for restrictions set forth herein, Borrower or the applicable Guarantor that owns such Property has the unilateral right to (i) Dispose of such Property, and (ii) create a Lien on such Property as security for Indebtedness of Borrower or such Guarantor; (g) such Property is not unimproved land or property under development; (h) such Property is not a hotel or similar lodging Property; (i) such Property is free of all material structural defects or architectural deficiencies, Material Title Defects, zoning violations or other adverse matters which, individually or collectively, could result in a Material Property Event, unless the same are to be remedied or released (and evidence thereof, in form and substance satisfactory to Administrative Agent, is provided to Administrative Agent) prior to purchase of such Property; (j) such Property has not suffered a Material Environmental Event; and (k) such Property is not subject to any Casualty or Condemnation that is a Material Property Event. Notwithstanding the foregoing, and for all purposes of this Article V, Exchange Properties that are part of the Exchange Program may be included as Unencumbered

4853-9059-9240 v.4 8 Properties during the period of time that the Exchange Beneficial Interests or tenant in common interests are being marketed if all of the requirements set forth in this definition for an Unencumbered Property are met other than (A) the ownership percentage requirement (including without limitation the requirement set forth in clause (c) of this definition), (B) the requirement that they not be Exchange Properties, (C) any requirement that the owner of such Property become a Subsidiary Guarantor (so long as the applicable Exchange Depositor is a Subsidiary Guarantor), (D) any requirement that the Property not be subject to any agreement which prohibits or limits the ability of Borrower or any applicable Subsidiary Owner, as the case may be, to create, incur, assume or suffer to exist any Lien upon such Property; provided that (for the avoidance of doubt), with respect to Exchange Properties, the Equity Interests of any applicable Property Owner shall not be subject to any agreement that prohibits or limits the ability of Borrower or such Property Owner, as the case may be, to create, incur, assume or suffer to exist any Lien on such Equity Interests, or (E) any requirement set forth in clauses (c), above, except that for purposes of calculating unencumbered pool financial covenants, only the pro rata share of value and income (corresponding to the pro rata share of the Exchange Beneficial Interests in the Exchange Property Owner or the tenant in common interests that are still owned by the Consolidated Group) shall be counted. d. A new clause (c) is hereby added to Section 9.15 of the Credit Agreement to read in its entirety as follows: (c) Notwithstanding anything to the contrary in this Section 9.15, no owner of any Exchange Property that is part of an Exchange Program shall be required to become a Subsidiary Guarantor hereunder, so long as the applicable Exchange Depositor is a Subsidiary Guarantor. e. Section 6.04 of the Credit Agreement is hereby amended and restated in its entirety to read as follows: 6.04 Liens and Security Interest in Equity Interests Collateral. To secure performance by the Loan Parties of the payment and performance of the Obligations, within the time frames specified in Section 9.15(b) hereof, the applicable Pledgors shall grant to Administrative Agent, for the benefit of the Secured Parties, an exclusive, perfected, first priority security interest and Lien in and to the Equity Interests of each Subsidiary that (a) directly or indirectly owns any Unencumbered Property (other than any Exchange Fee Titleholder or Exchange Property Owner), (b) each Subsidiary of Borrower that is master leasing an Unencumbered Property from an Exchange Fee Titleholder, (c) each Exchange Depositor with respect to an Exchange Property that is an Unencumbered Property; and (d) any other Subsidiary of Borrower that directly or indirectly owns Equity Interests in any Subsidiary of Borrower that is master leasing an Unencumbered Property from an Exchange Fee Titleholder or in any Exchange Depositor (collectively, the “Equity Interest Collateral”), subject only to Permitted Liens. 3. EFFECTIVENESS OF AMENDMENT. The effectiveness of this Amendment is subject to satisfaction of the following conditions precedent: a. Amendment. Administrative Agent shall have received this Amendment, duly executed and delivered by the Loan Parties, Administrative Agent, the Letter of Credit Issuer and each Lender party hereto; b. Certificate. Administrative Agent shall have received a certificate of each Loan Party dated as of the date hereof signed by a Responsible Officer of such Loan Party (i) certifying and

4853-9059-9240 v.4 9 attaching the resolutions adopted by such Loan Party approving or consenting to this Amendment, and (ii) in the case of Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article VIII of the Credit Agreement and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that the representations and warranties contained in subsections (a) and (b) of Section 8.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsections (a), (b) and (c) respectively, of Section 9.01 of the Credit Agreement, and (B) no Default exists; c. Representations and Warranties. The representations and warranties set forth herein shall be true and correct; d. No Default. No Default or Event of Default shall have occurred and be continuing or would result from giving effect to this Amendment; and e. Fees. Payment by Borrower of all fees and other amounts due and payable on or prior to the date hereof, including, to the extent invoiced, reimbursement or payment of all reasonable and documented expenses required to be reimbursed or paid by Borrower hereunder, including, without limitation, the fees and disbursements invoiced through the date hereof of Administrative Agent’s special counsel, Haynes and Boone, LLP. 4. REPRESENTATIONS AND WARRANTIES. Each Loan Party hereby represents and warrants to Administrative Agent, the Lenders, and the Letter of Credit Issuer as follows as of the date hereof and after giving effect to this Amendment: a. Due Authorization and Enforceability. It has the partnership, limited liability company or corporate power, as applicable, and requisite authority to execute this Amendment. Such Loan Party is duly authorized to, and has taken all partnership, limited liability company or corporate action, as applicable, necessary to authorize each of them to execute, deliver, and perform its respective obligations under this Amendment. This Amendment, when executed and delivered by it, shall constitute its legal, valid and binding obligation, and is enforceable against it in accordance with the terms hereof, subject to Debtor Relief Laws and equitable principles. b. Credit Agreement. The representations and warranties contained in Section 8 of the Credit Agreement are true and correct in all material respects on and as of the Effective Date (except to the extent of changes in facts and circumstances that have been disclosed to Administrative Agent in writing and do not constitute an Event of Default or Default and except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date and except that for purposes of this Section 5(b), the representations and warranties contained in Section 8.05 of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to clauses (a) through (c), respectively, of Section 9.01 of the Credit Agreement). c. No Event of Default. After giving effect to this Amendment, no Event of Default or Default has occurred and is continuing on the date hereof or will result from the amendments, waivers, consent or releases contemplated herein. d. No Amendments. There has been no amendment to any of the Organization Documents of any Loan Party since the latest delivery thereof by each Loan Party to Administrative Agent. 5. MISCELLANEOUS.

4853-9059-9240 v.4 10 a. No Other Amendments; Effect on Credit Agreement. After giving effect to the Amendments, the terms of the Credit Agreement and all other Loan Documents shall remain in full force and effect as amended or otherwise modified hereby and are hereby ratified and confirmed. Each Loan Party hereby ratifies, confirms and agrees that, after giving effect to the Amendments and: (i) the Credit Agreement, the Note, the Loan Documents or any of the other documents or actions referred to herein or therein shall continue to be binding against each party thereto and remain in full force and effect; (ii) all guaranties and assurances granted, conveyed, assigned or otherwise in favor of Administrative Agent under the Loan Documents are not released, reduced, or otherwise adversely affected by this Amendment and continue to guarantee and assure full payment and performance of the present and future Obligations; and (iii) the Collateral Documents executed and delivered by any of the Loan Parties shall continue to secure, in the manner and to the extent provided therein, the payment and performance of the Obligations under the Credit Agreement. Nothing contained in this Amendment shall constitute an amendment or waiver of any right, power or remedy of Administrative Agent, any Lender, or any Letter of Credit Issuer under the Credit Agreement or any other Loan Document or applicable law, and Administrative Agent, the Lenders, and the Letter of Credit Issuers each hereby reserve all rights and remedies that each or any of them have or may have under the Credit Agreement, each other Loan Document and any other agreement, document or instrument identified in any of the foregoing or otherwise executed in connection therewith or in connection with the transactions contemplated thereby. b. Limitation on Agreements. The Amendment set forth herein are limited precisely as written and shall not be deemed: (i) to be an amendment to or consent under or waiver of any other term or condition in the Credit Agreement or any of the other Loan Documents or release of any Collateral; (ii) constitute a course of dealing by or among the Loan Parties, Administrative Agent, any Lender, or the Letter of Credit Issuer; or (iii) to prejudice any right or rights which Administrative Agent, any Lender, or the Letter of Credit Issuer now has or may have in the future under, or in connection with, the Credit Agreement or any of the Loan Documents, each as amended hereby, or any of the other documents referred to herein or therein. c. Effect of this Amendment. From and after the Effective Date, all references in the Credit Agreement or the Loan Documents to the Credit Agreement or any such Loan Document shall be deemed to be references to the Credit Agreement or such Loan Document, as applicable, after giving effect to this Amendment and each reference to “hereof,” “hereunder,” “herein” or “hereby” and each other similar reference and each reference to “this Credit Agreement” and each other similar reference contained in the Credit Agreement or any such Loan Document shall from and after the date hereof refer to the Credit Agreement or such Loan Document, as applicable, as amended hereby. d. Headings. The Section headings in this Amendment are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Amendment or any provision hereof. e. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one document. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment. f. Loan Document. This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement.

4853-9059-9240 v.4 11 g. Governing Law. Pursuant to Section 5-1401 of the New York General Obligations Law, the substantive laws of the State of New York, without regard to the choice of law principles that might otherwise apply, shall govern the validity, construction, enforcement and interpretation of this Amendment. h. Electronic Record. This Amendment may be in the form of an Electronic Record (and may be delivered by e-mail or facsimile) and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Amendment may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same letter agreement. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by Bank of America, N.A. of a manually signed paper Communication which has been converted into electronic form (such as scanned into pdf format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. For purposes hereof, (a) “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time and (b) “Communication” shall mean this Amendment and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Amendment. i. ENTIRETIES. THE LOAN AGREEMENT AS AMENDED BY THIS AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES ABOUT THE SUBJECT MATTER OF THE LOAN AGREEMENT AS AMENDED BY THIS AMENDMENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. SIGNATURE PAGES FOLLOW.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written. LOAN PARTIES: BORROWER: INVESCO REIT OPERATING PARTNERSHIP LP, a Delaware limited partnership By: Invesco Real Estate Income Trust Inc., a Maryland corporation, its general partner By � Name: JsonW.Geer Title: Vice president - Transaction Services Signature Page to Third Amendment to Revolving Credit Agreement

Signature Page to Third Amendment to Revolving Credit Agreement IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written. LOAN PARTIES: BORROWER: INVESCO REIT OPERATING PARTNERSHIP LP, a Delaware limited partnership By: Invesco Real Estate Income Trust Inc., a Maryland corporation, its general partner By: Name: Jason W. Geer Title: Vice president - Transaction Services /s/ Jason W. Geer

Signature Page to Third Amendment to Revolving Credit Agreement PARENT GUARANTOR: INVESCO REAL ESTATE INCOME TRUST INC., a Maryland corporation By: Name: Jason W. Geer Title: Vice president - Transaction Services /s/ Jason W. Geer

Signature Page to Third Amendment to Revolving Credit Agreement SUBSIDIARY GUARANTORS: 5201 INDUSTRY OWNER, LP, a Delaware limited partnership By: 5201 Industry Owner GP, LLC, a Delaware limited liability company, its general partner By: Name: Jason W. Geer Title: Vice President and Secretary 13034 EXCELSIOR OWNER, LP, a Delaware limited partnership By: 13034 Excelsior Owner GP, LLC, a Delaware limited liability company, its general partner By: Name: Jason W. Geer Title: Vice President and Secretary 9805 WILLOWS OFFICE, LLC, a Delaware limited liability company By: Invesco REIT Operating Partnership LP, a Delaware limited partnership, its sole member By: Invesco Real Estate Income Trust Inc., a Maryland corporation, its general partner By: Name: Jason W. Geer Title: Vice President - Transaction Services /s/ Jason W. Geer /s/ Jason W. Geer /s/ Jason W. Geer

Signature Page to Third Amendment to Revolving Credit Agreement CORTONA RESIDENCES, LLC, a Delaware limited liability company By: Invesco REIT Operating Partnership LP, a Delaware limited partnership, its sole member By: Invesco Real Estate Income Trust Inc., a Maryland corporation, its general partner By: Name: Jason W. Geer Title: Vice President - Transaction Services SALEM NORTH SELF STORAGE OWNER, LLC By: Name: Jason W. Geer Title: Vice President and Secretary SALEM SOUTH SELF STORAGE OWNER, LLC By: Name: Jason W. Geer Title: Vice President and Secretary SALEM WEST SELF STORAGE OWNER, LLC By: Name:Jason W. Geer Title: Vice President and Secretary /s/ Jason W. Geer /s/ Jason W. Geer /s/ Jason W. Geer /s/ Jason W. Geer

Signature Page to Third Amendment to Revolving Credit Agreement SOUTH LOOP STORAGE OWNER, LP By: South Loop Storage Owner GP, LLC, its general partner By: Name: Jason W. Geer Title: Vice President and Secretary SOUTH LOOP STORAGE OWNER GP, LLC By: Name: Jason W. Geer Title: Vice President and Secretary 3975 UNIVERSITY PARKWAY OWNER, LP By: 3975 University Parkway Owner GP, LLC, its general partner By: Name: Jason W. Geer Title: Vice President and Secretary 3975 UNIVERSITY PARKWAY OWNER GP, LLC By: Name: Jason W. Geer Title: Vice President and Secretary POWERS ROAD SELF STORAGE OWNER, LLC By: Name: Jason W. Geer Title: Vice President and Secretary /s/ Jason W. Geer /s/ Jason W. Geer /s/ Jason W. Geer /s/ Jason W. Geer /s/ Jason W. Geer

Signature Page to Third Amendment to Revolving Credit Agreement CLARKSVILLE SELF STORAGE OWNER, LLC By: Name: Jason W. Geer Title: Vice President and Secretary /s/ Jason W. Geer

Signature Page to Third Amendment to Revolving Credit Agreement ADMINISTRATIVE AGENT: BANK OF AMERICA, N.A., as Administrative Agent, the Letter of Credit Issuer and a Lender By: Matthew R. Lohr, Vice President /s/ Matthew R. Lohr